                             REINSURANCE AGREEMENT

                                    BETWEEN

                        HARTFORD LIFE INSURANCE COMPANY

                             HARTFORD, CONNECTICUT

                      referred to as the "Ceding Company"

                                      AND

                       PAINEWEBBER LIFE INSURANCE COMPANY

                             WEEHAWKEN, NEW JERSEY

                         referred to as the "Reinsurer"

                               TABLE OF CONTENTS

                                                                       PAGE
--------------------------------------------------------------------------------
ARTICLE I     GENERAL PROVISIONS                                        3
ARTICLE II    REINSURANCE PREMIUMS                                      7
ARTICLE III   COMMISSIONS AND ALLOWANCES                                8
ARTICLE IV    BENEFIT PAYMENTS                                          10
ARTICLE V     RESERVE ADJUSTMENTS                                       12
ARTICLE VI    ADJUSTMENT FOR TRANSFERS                                  13
ARTICLE VII   LOSS CARRYFORWARD                                         15
ARTICLE VIII  ACCOUNTING AND SETTLEMENTS                                16
ARTICLE IX    DURATION AND RECAPTURE                                    18
ARTICLE X     TERMINAL ACCOUNTING AND SETTLEMENT                        20
ARTICLE XI    REPRESENTATIONS                                           21
ARTICLE XII   ARBITRATION                                               22
ARTICLE XIII  INSOLVENCY                                                23
ARTICLE XIV   EXECUTION AND EFFECTIVE DATE                              24
SCHEDULE A    ANNUITIES AND RISKS REINSURED                             25
SCHEDULE B    QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS              26
SCHEDULE C    MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT            30
SCHEDULE D    COMMISSION SCHEDULES                                      31
SCHEDULE E    OTHER REINSURANCE TREATIES                                32
SCHEDULE F    CEDING COMPANY DATA                                       33

                             REINSURANCE AGREEMENT

This Agreement is made and entered into by and between Hartford Life Insurance Company (hereinafter referred to as the "Ceding Company") and Paine Webber Life Insurance Company (hereinafter referred to as the "Reinsurer").

The Ceding Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Ceding Company and the Reinsurer, and performance of the obligations of each party under this Agreement will be rendered solely to the other party. In no instance will anyone other than the Ceding Company or the Reinsurer have any rights under this Agreement, and the Ceding Company will be and remains the only party hereunder that is liable to any insured, policy owner OR beneficiary under any annuity reinsured hereunder.

                                   ARTICLE I

                               GENERAL PROVISIONS

1. Annuities and Risks Reinsured. The Reinsurer agrees to indemnify the Ceding Company for and the Ceding Company agrees to reinsure with the Reinsurer according to the terms and conditions hereof the portion of the risks under the annuities described in Schedule A attached hereto.

2. Coverage and Exclusions. Only the variable annuities described in Schedule A are reinsured under this Agreement.

3. Plan of Reinsurance. This indemnity reinsurance will be on a modified-coinsurance basis. The Ceding Company will retain control and own all assets held in relation to the Modified Coinsurance Reserve.

4. Expenses. The Reinsurer will bear no part of the expenses incurred in connection with the annuities reinsured hereunder except as otherwise provided herein.

5. Annuity Changes. The Ceding Company must, provide written notification to the Reinsurer of any change which affects the original terms or conditions of any annuity reinsured hereunder not later than thirty (30) days after the change takes effect. The Reinsurer will provide written notification to the Ceding Company as to the Reinsurer's acceptance or rejection of the change within thirty (30) days after receipt of notice of the change. If the Reinsurer accepts any such change, the Reinsurer will (a) assume that portion of any increase in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder, and (b) receive credit for that portion of any decrease in the Ceding Company's liability, resulting from the change which corresponds to the portion of the annuities reinsured hereunder. If the Reinsurer rejects any such change, the Reinsurer's liability under this Agreement will be determined as if no such change had occurred.

6. No Extracontractual Damages. The Reinsurer does not indemnify the Ceding Company for and will not be liable for, any extracontractual damages or extracontractual liability of any kind whatsoever resulting from fraud, oppression, bad faith, strict Liability, or negligent, reckless or intentional wrongs on the part of the Ceding Company or its directors, officers.

employees and agents. The following types of damages are examples of damages that would be excluded under this Agreement for the conduct described above: actual damages, damages for emotional distress and punitive or exemplary damages.

7. Annuity Administration. The Ceding Company will administer the annuities reinsured hereunder and will perform all accounting for such annuities; provided, however, that the Reinsurer reserves the right to participate in claims administration.

8. Inspection. At any reasonable time, the Reinsurer or its representatives may inspect, during normal business hours, at the principal office of the Ceding Company, the original papers and any and all other books or documents relating to or affecting reinsurance under this Agreement. The Reinsurer or its representatives will not use any information obtained through any inspection pursuant to this Paragraph for any purpose not relating to reinsurance hereunder.

9. Taxes. The allowance for any premium taxes paid in connection with the annuities reinsured hereunder is included in the Commissions and Allowances, described in Article IV. The Reinsurer will not reimburse the Ceding Company for any other taxes paid by the Ceding Company in connection with the annuities reinsured hereunder.

10. Proxy Tax Reimbursement. Pursuant to IRC Section 848. insurance companies are required to capitalize and amortize specified policy acquisition expenses. The amount capitalized is determined by proxy based on a percentage of "reinsurance premiums" as defined in the IRS regulations relating to IRC Section
848. The Reinsurer and the Ceding Company agree that any costs which would result from IRC Section 848 are not subject to reimbursement hereunder.

11. Election to Determine Specified Policy Acquisition Expenses. The Ceding Company and the Reinsurer agree that the party with net positive consideration under this Agreement will capitalize specified policy acquisition expenses with respect to annuities reinsured under this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986. as amended. The Ceding Company and the Reinsurer will exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The Ceding Company will submit a schedule to the Reinsurer by May 1 of each year presenting its calculation of the net consideration for the preceding taxable year. The Reinsurer may contest the calculation in writing within thirty (30) days of receipt of the Ceding Company's schedule. Any differences will be resolved between the parties so that consistent amounts are reported on the respective tax returns for the preceding taxable year. This election to capitalize specified policy acquisition expenses without regard to the general deductions limitation is effective for all taxable years during which this Agreement remains in effect.

12. Condition. The reinsurance hereunder is subject to the same limitations and conditions as the annuities issued by the Ceding Company which are reinsured hereunder, except as otherwise provided in this Agreement.

13. Misunderstandings and Oversights. If any failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Ceding Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.

14. Adjustments. If the Ceding Company's liability under any of the annuities reinsured hereunder is changed because of a misstatement of age, sex or any other material fact, the Reinsurer will (a) assume that portion of any increase in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder, and (b) receive credit for that portion of any decrease in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder.

15. Reinstatements. If an annuity reinsured hereunder is surrendered or annuitized, and is subsequently reinstated while this Agreement is in force, the reinsurance for such annuity will be reinstated automatically. The Ceding Company will pay the Reinsurer the Reinsurer's proportionate share of all amounts received by the Ceding Company in connection with the reinstatement of the annuity, plus any amounts previously refunded to the Ceding Company by the Reinsurer in connection with the lapse of the annuity.

16. Assignment. The Ceding Company may not assign any of its rights, duties or obligations under this Agreement without prior written consent of the Reinsurer. The Reinsurer may not assign any of its rights, duties, or obligations under this Agreement without prior written consent of the Ceding Company.

17. Amendments and Waiver. Any change or modification to this Agreement will be null and void unless made by amendment to the Agreement and signed by both parties. Any waiver will constitute a waiver only in the circumstances for which it was given and will not be a waiver of any future circumstances.

18. Entire Agreement. The terms expressed herein constitute the entire agreement between the parties with respect to the annuities reinsured hereunder. There are no understandings between the parties with respect to the annuities reinsured hereunder other than as expressed in this Agreement.

19. Current Practices. The Ceding Company will not materially change, alter or otherwise compromise its underwriting, claims paying or administrative practices with respect to the annuities reinsured hereunder without prior written consent of the Reinsurer.

                                   ARTICLE II

                              REINSURANCE PREMIUMS

Reinsurance Premiums. The Ceding Company will pay the Reinsurer Reinsurance Premiums on all annuities reinsured under this Agreement in an amount equal to a quota share as defined in Schedule A. of the gross premiums collected and deposited into the Separate Account during the Accounting Period by the Ceding Company. The Reinsurance Premiums paid to the Reinsurer by the Ceding Company will be remitted to the Reinsurer at the end of the Accounting Period during which the gross premiums were collected by the Ceding Company.

                                  ARTICLE III

                           COMMISSIONS AND ALLOWANCES

1. Premium Tax. The Reinsurer shall reimburse the Ceding Company for all premium taxes incurred on the Reinsurance Premiums.

                                   ARTICLE IV

                                BENEFIT PAYMENTS

1. Benefit Payments. Benefit Payments as referred to in this Agreement means the Reinsurer's quota share of (i) Claims, as described in Paragraph 2 below,
(ii) Cash Surrenders, as described in Paragraph 3 below, (iii) Partial Withdrawals, as described in Paragraph 4 below, and (iv) Annuity Benefits, as described in Paragraph 5 below.

2. Claims. The Reinsurer will pay the Ceding Company Claims. The term "Claims" as used in this Agreement means that portion of the death benefits paid by the Ceding Company on annuities reinsured hereunder which is equal to the Reinsurer's quota share of the death benefits payable on those annuities less any amounts recoverable from other reinsurers.

3. Cash Surrenders. The Reinsurer will pay the Ceding Company that portion of the Cash Surrenders paid by the Ceding Company on annuities reinsured hereunder which corresponds to the portion of the annuities reinsured hereunder.

4. Partial Withdrawals. The Reinsurer will pay the Ceding Company that portion of Partial Withdrawals paid by the Ceding Company on annuities reinsured hereunder which corresponds to the portion of the annuities reinsured hereunder.

5. Annuity Benefits. The Reinsurer will pay the Ceding Company that portion of Annuity Benefits paid by the Ceding Company on annuities reinsured hereunder which corresponds to the portion of the annuities reinsured hereunder. The Reinsurer's obligation will be satisfied in full by the payment to the Ceding Company of that portion of the Account Value, as of the date of annuitization, which corresponds to the portion of the annuities reinsured hereunder.

For any Accounting Period in which the calculation of (i) divided by (ii) is greater than 0.01. the Ceding Company will pay the Reinsurer an amount equal to
(iii) times (iv) where:

       (i) equals the number of annuites reinsured hereunder that annuitized during the then current calendar year.

       (ii) the average number of annuities reinsured hereunder during the calendar year. For the purposes of this calculation, the averagenumber of annuities reinsured hereunder is calculated as one-half the sum of the number of annuities reinsured hereunder as of the beginning of the current calendar year and the number of annuities reinsured hereunder as of the end of the current Accounting Period.

       (iii) equals a quota share of the Account Value at the time of annuitization, grouped by policy duration at the time of annuitization: for the annuities reinsured that annuitized during the current Accounting Period:

[REDACTED]

6. Notice. The Ceding Company will notify the Reinsurer at the end of each Accounting Period regarding Benefit Payments on annuities reinsured hereunder. Reinsurance claims and copies of notification, claim papers, and proofs will be furnished to the Reinsurer upon request.

7. Liability and Payment. The Reinsurer will accept the decision of the Ceding Company with respect to Benefit Payments on annuities reinsured hereunder. The Reinsurer will pay its proportionate share of Benefit Payments in a lump sum to the Ceding Company without regard to the form of settlement by the Ceding Company.

8. Contested Claims. The Ceding Company will advise the Reinsurer of its intention to contest, compromise or litigate Benefit Payments involving annuities reinsured hereunder. The Reinsurer will pay its share of the expenses of such contests, in addition to its share of Benefit Paymentss, or it may choose not to participate. If the Reinsurer chooses not to participate, it will discharge its liability by payment to the Ceding Company of the full amount of its liability, prior to any contests, on the annuity reinsured hereunder.

                                   ARTICLE V

                              RESERVE ADJUSTMENTS

1. [REDACTED]

2. Modified Coinsurance Reserve. The term "Modified Coinsurance Reserve" as used in this Agreement, means a quota share of the statutory reserve held by the Ceding Company with respect to that portion of the annuities reinsured hereunder. The statutory reserve will be determined by the Commissioners Annuity Reserve Valuation Method.

                                   ARTICLE VI

                       ADJUSTMENT FOR TRANSFERS INVOLVING

                      THE FIXED ACCOUNT AND EXCESS LAPSES
                                   [REDACTED]

                                  ARTICLE VII

                               LOSS CARRYFORWARD
                                   [REDACTED]

                                  ARTICLE VIII

                           ACCOUNTING AND SETTLEMENTS

1. Quarterly Accounting Period. Each Accounting Period under this Agreement will be a calendar quarter, except that: (a) the initial Accounting Period runs from the Effective Date of this Agreement through the last day of the calendar quarter during which the Effective Date of this Agreement falls, and (b) the final Accounting Period runs from the end of the preceding Accounting Period until the terminal accounting date of this Agreement as described in Article
XII. Paragraph 2. The amounts in Article III. paragraphs 4 (i) (a) and 4 (ii)
(a) will be adjusted on a pro-rata basis time periods less than a calendar quarter.

2. Quarterly Accounting Reports. Quarterly accounting reports in the form of Schedule B will be submitted to the Reinsurer by the Ceding Company for each Accounting Period not later than thirty (30) days after the end of each Accounting Period. Such reports will include information on the amount of Reinsurance Premiums. Allowance for Commissions and Expenses. Benefit Payments. Loss Carryforward. Modified Coinsurance Reserve, and Modified Coinsurance Reserve Adjustment.

3.  Quarterly Settlements.

       A. Within thirty (30) days after the end of each Accounting Period, the Ceding Company will pay the Reinsurer the sum of:

         (i) Reinsurance Premiums, determined in accordance with Article II, plus

         (ii) any Modified Coinsurance Reserve Adjustment payable to the Reinsurer, determined in accordance with Article V, Paragraph 1. plus

         (iii) any Adjustment for Transfers Involving the Fixed Account and Excess Lapses payable to the Reinsurer, determined in accordance with Article VI. plus

         (iv) any Adjustments for Annuity Benefits payable to the Reinsurer, determined in accordance with Article IV, paragraph 5.

       B.  Simultaneously, the Reinsurer will pay the Ceding Company the sum of:

         (i)  the amount of Benefit Payments, as described in Article IV, plus

         (ii) the Allowance for Commissions and Expenses, determined in accordance with Article III. plus

         (iii) any Modified Coinsurance Reserve Adjustment payable to the Ceding Company, determined in accordance with Article V, Paragraph 1. plus

         (iv) any Adjustment for Transfers Involving the Fixed Account payable to the Ceding Company, determined in accordance with Article VI.

4. Amounts Due Quarterly. Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Ceding Company or the Reinsurer under this Agreement will be determined on a net basis as of the last day of each Accounting Period and will be due as of such date and payable within thirty (30) days after the end of the Accounting Period.

5. Annual Accounting Reports. The Ceding Company will provide the Reinsurer with annual accounting reports within thirty (30) days after the end of the calendar year for which such reports are prepared. These reports will contain sufficient information about the annuities reinsured hereunder to enable the Reinsurer to prepare its annual financial reports and to verify the information reported in Schedule B and will include Page 7, Page 27 and Schedule S of the Annual Statement.

6. Estimations. If the amounts as described in Paragraph 3 above, cannot be determined by the dates described in Paragraph 4 above on an exact basis, such payments will be paid in accordance with a mutually agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts when they become available.

7. Delayed Payments. For purposes of Paragraph 4 above, if there is a delayed settlement of a payment due, there will be an interest penalty at the London Interbank Offering Rate (LIBOR) plus 0.5%. For purposes of this Paragraph, a payment will be considered overdue thirty (30) days after the date such payment is due.

8. Offset of Payments. All moneys due either the Ceding Company or the Reinsurer under this Agreement will be offset against each other, dollar for dollar, regardless of any insolvency of either party.

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                                   ARTICLE IX

                             DURATION AND RECAPTURE

1. Duration. Except as otherwise provided herein, this Agreement is unlimited in duration.

2. Reinsurer's Liability. The liability of the Reinsurer with respect to any annuity reinsured hereunder will begin simultaneously with that of the Ceding Company, but not prior to the Effective Date of this Agreement. The Reinsurer's liability with respect to any annuity reinsured hereunder will terminate on the earliest of: (i) the date such annuity is recaptured in accordance with paragraph 4 below; (ii) the date the Ceding Company's liability on such annuity is terminated; or (iii) the date this Agreement is terminated under paragraph 3 below. Termination of the Reinsurer's liability is subject to payments in respect of such liability in accordance with the provisions of Article X of this Agreement. In no event should the interpretation of this Paragraph imply a unilateral right of the Reinsurer to terminate this Agreement. However, the Reinsurer and/or the Ceding Company may upon thirty (30) days prior written notice to the other party, terminate this Agreement as to annuities not yet written by the Ceding Company as of the effective date of such termination.

3. Termination for Nonpayment of Reinsurance Premiums or Other Amounts Due. If the Ceding Company fails to pay the Reinsurance Premiums or any other amounts due to the Reinsurer pursuant to this Agreement within sixty (60) days after the end of any Accounting Period, the Reinsurer may terminate this Agreement, subject, to thirty (30) days prior written notice to the Ceding Company. If the Reinsurer fails to pay any amounts due to the Ceding Company pursuant to this Agreement within sixty (60) days after the end of any Accounting Period, the Ceding Company may terminate this Agreement subject to thirty (30) days prior written notice to the Reinsurer.

4. Recapture. Annuities reinsured hereunder will be eligible for recapture at the option of the Ceding Company as described below:

       (i) On any January 1, all reinsured annuities that have been inforce for 20 years or longer, subject to ninety (90) days prior written notice;

       (ii) 90 days following any Accounting Period in which the Loss Carryforward becomes zero, providing that this Agreement has been in effect for at least two years; or

       (iii) on any other date which is mutually agreed to in writing.

If the Ceding Company opts to recapture then the Ceding Company must recapture all of the annuities reinsured hereunder that are eligible for recapture. In no event may the Ceding Company recapture anything other than 100 percent of all annuities reinsured hereunder that are eligible for recapture.

5. Internal Replacements. Should the Ceding Company, its affiliates successors or assigns initiate a formal program of Internal Replacement that would include any of the annuities reinsured hereunder, the Ceding Company will immediately notify the Reinsurer. The Reinsurer will participate on a quota share basis in any expenses associated with that program. For purposes of this Agreement, the term "Internal Replacement" means any instance in which an annuity or any portion of the cash value of an annuity, which is written by the Ceding Company, its affiliates, successors or assigns is exchanged for another policy or annuity covered under this Agreement

The Ceding Company its affiliates successors or assigns, will not initiate a program of internal replacement that includes any of the annuities reinsured hereunder, to policies or annuities that are not covered by this Agreement, unless the Reinsurer consents.

                                   ARTICLE X

                       TERMINAL ACCOUNTING AND SETTLEMENT

1. Terminal Accounting. In the event that this Agreement is terminated in accordance with Article IX. Paragraphs 3 or4. or Article XIII a Terminal Accounting and Settlement will take place.

2. Date. The terminal accounting date will be the earliest of: (1) the effective date of recapture pursuant to any notice of recapture given under this Agreement. (2) the effective date of termination pursuant to any notice of termination given under this Agreement, or (3) any other date mutually agreed to in writing.

3.  [REDACTED]

4. Supplementary Accounting and Settlement. In the event that subsequent to the Terminal Accounting and Settlement as provided above, a change is made with respect to any amounts due, a supplementary accounting will take place pursuant to Paragraph 3 above. Any amount owed to the Ceding Company or to the Reinsurer by reason of such supplementary accounting will be paid promptly upon the completion thereof.

                                   ARTICLE XI

                                REPRESENTATIONS

Representations. The Ceding Company acknowledges that, at the Reinsurer's request, it has provided the Reinsurer with the Ceding Company Data described in Schedule F prior to the execution of this Agreement by the Reinsurer. The Ceding Company represents that all factual information contained in the Ceding Company Data is complete and accurate as of the date the document containing the information was prepared. The Ceding Company further represents that any assumptions made in preparing the Ceding Company Data were based upon informed judgment and are consistent with sound actuarial principles. The Ceding Company further represents that it is not aware of any omissions, errors, changes or discrepancies which would materially affect the Ceding Company Data. The Reinsurer has relied on such data and the foregoing representations in entering into this Agreement.

The Ceding Company acknowledges that at the Reinsurer's request, it will provide the Reinsurer with the Supplemental Data described in Schedule B at the close of each Accounting Period. The Ceding Company will utilize its best efforts to ensure that all actual information contained in the Supplemental Data is complete and accurate as of the date the information is prepared. The Ceding Company makes no representations or warranties regarding the suitability of the Supplemental Data by the Re

                                  ARTICLE XII

                                  ARBITRATION

1. General. All disputes and differences between the Ceding Company and the Reinsurer on which an agreement cannot be reached will be decided by arbitration. The arbitrators will construe this Agreement from the standpoint of practical business and equitable principles and the customs and practices of the insurance and reinsurance business, rather than from the standpoint of strict law. The parties intend that the arbitrators will make their decision with a view to affecting the intent of this Agreement.

2. Method. Three arbitrators will decide any differences. They must be impartial and present or former officers of life insurance companies other than the parties to this Agreement or any company owned by, or affiliated with, either party. One of the arbitrators will be appointed by the Reinsurer, another by the Ceding Company, and the two arbitrators thus selected will select a third arbitrator before arbitration begins. Should one of the parties decline to select an arbitrator within thirty (30) days after the date of a written request to do so, or should the two arbitrators selected by the parties not be able to agree upon the choice of a third, the appointment(s) will be left to the President of the American Arbitration Association or its successor. The arbitrators will decide by a majority of votes and their decision will be final and binding upon the parties. The costs of arbitration, including the fees of the arbitrators, will be shared equally by the parties unless the arbitrators decide otherwise. Any counsel fees incurred by a party in the conduct of arbitration will be paid by the party incurring the fees.

3. Arbitration Site. In the event of arbitration, the arbitration hearing shall take place in Hartford Connecticut unless otherwise agreed to in writing by both the Ceding Company and the Reinsurer.

                                  ARTICLE XIII

                                   INSOLVENCY

Insolvency. In the event of the Ceding Company's insolvency, any payments due the Ceding Company from the Reinsurer pursuant to the terms of this Agreement will be made directly to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The reinsurance will be payable by the Reinsurer on the basis of the liability of the Ceding Company under the annuities reinsured without diminution because of the insolvency of the Ceding Company. The conservator, liquidator, receiver or statutory successor of the Ceding Company will give the Reinsurer written notice of the pendency of a claim against the Ceding Company on any annuity reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may investigate such claim and interpose in the Ceding Company's name (or in the name of the Ceding Company's conservator, liquidator, receiver or statutory successor), in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as a part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

In the event, of the Reinsurer's insolvency, this treaty will terminate, and the terminal accounting and settlement described in Article X will occur. Any payments due the Reinsurer from the Ceding Company pursuant to the terms of this Agreement will be made directly to the Reinsurer or its conservator, liquidator, receiver or statutory successor. Any amounts owed by the Reinsurer to the Ceding Company will be payable without diminution because of the insolvency of Reinsurer. The conservator, liquidator, receiver or statutory successor of the Reinsurer will give the Ceding Company written notice of the pendency of a claim against the Reinsurer on any annuity reinsured within a reasonable time after such claim is filed in the insolvency proceeding.

                                  ARTICLE XIV

                          EXECUTION AND EFFECTIVE DATE

In witness of the above, this Agreement is executed in duplicate on the dates indicated below with an Effective Date of January 1, 1994.

HARTFORD LIFE INSURANCE COMPANY          PAINE WEBBER LIFE INSURANCE COMPANY
("Ceding Company")                       ("Reinsurer")

on              , 1994                   on Nov 25, 1994

By:    /s/ [ILLEGIBLE]                   By:    /s/ [ILLEGIBLE]
       --------------------------------         --------------------------------
Title:                                   Title: President

By:                                      By:    /s/ [ILLEGIBLE]
       --------------------------------         --------------------------------
Title:                                   Title: Senior Vice President

                                   SCHEDULE A

                         ANNUITIES AND RISKS REINSURED

Annuities and Risks Reinsured. The amount of reinsurance under this Agreement will be a 30 percent quota share of the Ceding Company's net liability, with respect to the separate account, on those variable annuities and the corresponding state and group variations thereof listed below that are issued by the Ceding Company on or after January 1, 1994 and sold by the Paine Webber. Affiliates listed below. This treaty excludes any annuity contracts issued in the state of New York.

                                                    COUNTRYWIDE
VARIABLE ANNUITY PLAN                               POLICY FORM NUMBER
-----------------------------------------------------------------------------
Putnam Capital Manager                              HL-VA94, HL-12424
Director                                            HL-VA94, HL-12424

PAINEWEBBER AFFILIATES                                      TAX ID NUMBER
---------------------------------------------------------------------------------
PWJC Agency, Inc.                                        51-0120742
PWJC Sales Agency                                        13-2769203
PWJC Insurance Agency Massachusetts                      04-2535723
PWJC Insurance Sales Arizona                             13-3103027
PWJC Agency Illinois                                     13-3117185
PWJC Insurance Agency Oklahoma                           73-1065402
PWJC Insurance Sales Wyoming                             63-0242350
PWJC Insurance Sales Montana, Inc.                       81-0368992
PW Insurance Agency of Ohio                              13-3432079
PW Insurance Agency Arkansas                             13-3432081
PWJC Insurance Agency Texas                              74-1976248
Rotan Mosle Insurance Agency, Inc                        74-181-3848

"Net liability," as used in this Agreement, means the Ceding Company's liability on the annuities reinsured hereunder, less amounts recoverable from other reinsurance.

               Superceded by amendment 1 and then by amendment 2

                                   SCHEDULE B

                  QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS

                        FROM CEDING COMPANY TO REINSURER

                              Accounting Period:

                              Calendar Year:

                              Date Report Completed:

1.  Reinsurance Premiums (Article II)

2.  Benefit Payments (Article IV)

       a.   Claims

       b.  Amounts Recoverable from other reinsurers

       c.   Cash Surrender Values

       d.  Annuity Benefits

       e.   Adjustment for excess Annuity Benefits

          BenefitPayments=a - b + c + d + e

3.  Modified Coinsurance Reserve Adjustment (Article V)

       a.   Modified Coinsurance Reserve end of current Accounting Period

       b.  Modified Coinsurance Reserve end of preceding Accounting Period

       c.   Equals a - b

       d.  Modified Coinsurance Reserve Investment Credit (Schedule C)

          Modified Coinsurance Reserve Adjustment = c - d

4.  Allowance for Expenses (Article III)

5. Adjustment for Transfers Involving the Fixed Account and Excess Lapses (Article VI)

       a.   Adjustment for transfers out of the Fixed Account

       b.  Adjustment for transfers into the Fixed Account

       c.   Adjustment for Excess Lapses

          Adjustment for Transfers Involving the Fixed Account = a - b + c

6.  Cash Settlement = 1 - 2 - 3 - 4 - 5

                            SUPPLEMENTAL INFORMATION

                        TOTAL       VARIABLE
                        NUMBER      ANNUITY       FIXED     TOTAL
                          OF          FUND       ACCOUNT     FUND
                      ANNUITIES      VALUE        VALUE     VALUE
-------------------------------------------------------------------
Beginning of Period
+ New Issues
-Terminations
End of Period

                       NUMBER OF     NUMBER OF
                         PUTNAM       DIRECTOR      VARIABLE                      PREMIUM RECEIVED DURING
                       CAP. MGR.      VARIABLE      ACCOUNT                          PERIOD (S/A ONLY)
                       ANNUITIES     ANNUITIES      RESERVE                    QUALIFIED         NON-QUALIFIED
--------------------------------------------------------------------------------------------------------------
Beginning of Period                                             PCM
+ New Issues                                          n/a       Director
-Terminations                                         n/a       Total
End of Period

Allowance for Commission and Expense (Article III)

a.  quota share of premium taxes paid on annuities reinsured hereunder
b.  quota share of commissions paid on annuities reinsured hereunder
c.  0.0170 x Director Reinsurance Premiums during the current Accounting
    Period
d.  0.0105 x PCM Reinsurance Premiums during the current Accounting Period
e.  $111.75 x quota share of Director annuities reinsured hereunder
f.  Number of Director annuities issues during the current Accounting
    Period
g.  $88.25 x quota share of Putnam Capital Manager annuities reinsured hereunder
h.  Number of PCM annuities issued during the current Accounting Period
i.  $9.375 x quota share of Director annuities reinsured hereunder
j.  Number of Director annuities reinsured hereunder
k.  $5.625 x quota share of Putnam Capital Manager annuities reinsured hereunder
l.  Number of Putnam Capital Manager annuities reinsured hereunder
m.  0.039
n.  Director Reinsurance Premiums during the current Accounting Period
o.  0.040
p.  PCM Reinsurance Premiums during the current Accounting Period
q.  Reinsurance Cost x quota share
r.  0.0036
s.  Reinsurance Premiums received from non-qualified contracts
t.  COMMISSION AND EXPENSE ALLOWANCE
    = a+b+c+d+(e x f)+(g x h)+(i x j)+(k x l)+(m x n)+(o x p)+q+(r x s)

DATA FOR CALCULATING ADUSTMENT FOR TRANSFERS INVOLVING THE FIXED ACCOUNT

                     DIRECTOR             PUTNAM CAPITAL MANAGER
            TRANSFERS        TRANSFERS  TRANSFERS        TRANSFERS
             TO FIXED          FROM      TO FIXED          FROM
CONTRACT     ACCOUNT           FIXED     ACCOUNT           FIXED
YEAR        (DOLLARS)         ACCOUNT   (DOLLARS)         ACCOUNT
------------------------------------------------------------------
    1
    2
    3
    4
    5
    6
    7
    8+

                          CALCULATION OF EXCESS LAPSES

                                          # CONTRACTS
              # CONTRACTS   # CONTRACTS      LAPSED
CONTRACT      AT START OF    AT END OF       DURING      ANNUALIZED    BASE LAPSE      EXCESS
YEAR             PERIOD        PERIOD        PERIOD      LAPSE RATE       RATE       LAPSE RATE
------------------------------------------------------------------------------------------------
     1
     2
     3
     4
     5
     6
     7+

CONTRACT          ACCOUNT       ACCOUNT       AVERAGE        EXCESS        EXCESS        EXCESS
YEAR            VALUE START    VALUE END      ACCOUNT      LAPSE RATE      LAPSE         LAPSE
                 OF PERIOD     OF PERIOD       VALUE          (2)        ADJUSTMENT    ADJUSTMENT
                  (TOTAL)       (TOTAL)         (1)                        FACTOR     (1)X(2)X(3)
                                                                            (3)
--------------------------------------------------------------------------------------------------
      1
      2
      3
      4
      5
      6
      7+

                          ANNUITY BENEFITS ADJUSTMENT

                         # CONTRACTS                              MAX (0,AR-.01)
                           (END OF    # CONTRACTS                    =EXCESS
            # CONTRACTS  ACCOUNTING   ANNUITIZED   ANNUITIZATION  ANNUITIZATION
CONTRACT        BOY        PERIOD)        YTD          RATE            RATE
YEAR            (1)          (2)          (3)           (4)            (5)
--------------------------------------------------------------------------------
 1
 2
 3
 4
 5
 6+

                AV
            ANNUITIZED                               ANNUITY
             CURRENT       (6)X(5)/     ADJUSTMENT   BENEFITS
              PERIOD     [(5)+0.01)]      FACTOR    ADJUSTMENT
DURATION       (6)           (7)           (8)      (7) X (8)
--------------------------------------------------------------
 1
 2
 3
 4
 5
 6+

                SUPPLEMENTAL DATA PROVIDED BY THE CEDING COMPANY

A. Aggregate M & E charges collected during the current Accounting Period on that portion of the policies reinsured hereunder.

B. Aggregate Administrative Charges collected during the current Accounting Period on that portion of the policies reinsured hereunder.

C. Surrender Charges collected during the current Accounting Period on that portion of the policies reinsured hereunder.

D. First Year Commissions collected during the current Accounting Period on that portion of the policies reinsured hereunder.

E. Renewal Commissions collected during the current Accounting Period on that portion of the policies reinsured hereunder.

F. GAAP Amortization Schedules used by the Ceding Company for the policies reinsured hereunder.

                                   SCHEDULE C

                 MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT
                                   [REDACTED]

                                   SCHEDULE D

                              COMMISSION SCHEDULES

             COMMISSION AS PERCENT OF
          PREMIUM PAYABLE IN ALL POLICY
                    DURATIONS                          DIRECTOR              PUTNAM CAPITAL MANAGER
------------------------------------------------------------------------------------------------------------
                    [REDACTED]

                                   SCHEDULE E

                           OTHER REINSURANCE TREATIES

                 COST OF DEATH BENEFIT REINSURANCE FOR DIRECTOR
                      AND PUTNAM CAPITAL MANAGER ANNUITIES

                                                                 REINSURANCE COST
                                                              (IN BPS OF FUND VALUE
ISSUE AGE                                                           PER MONTH)
------------------------------------------------------------------------------------
0-80                                                               [REDACTED]
81-85                                                              [REDACTED]

                           Superceded by amendment 2

                                   SCHEDULE F

                              CEDING COMPANY DATA

1. 1993 Paine Webber Variable Annuity Sales by number of contracts and premium with distributions by:

       (a)  Issue age

       (b) Issue age and sex

       (c)  State (premium only)

2. Paine Webber premium production from January 1, 1993 to June 30, 1993 for the following:

       (a)  Hartford Life Director

       (b) ITT Hartford Life and Annuity Director

       (c)  Hartford Life PCM

       (d) ITT Hartford Life and Annuity PCM

3.  Putnam Capital Manager prospectus dated May 1, 1994.

4.  Director Prospectus dated May 1, 1994.

5.  Policy form number HL VA94

                                  AMENDMENT 1

The following amends the Reinsurance Agreement between Hartford Life Insurance Company (hereinafter referred to as the "Ceding Company") and PaineWebber Life Insurance Company (hereinafter referred to as the "Reinsurer") effective on January 1, 1994 (hereinafter referred to as the "Original Agreement").

SCHEDULE A IN THE ORIGINAL AGREEMENT IS REPLACED TO reduce the quota share for contracts issued on January 1, 1997 or later, as described in the attachment to this Amendment.

ARTICLE III, PARAGRAPH 3 OF THE ORIGINAL AGREEMENT IS CHANGED AS FOLLOWS:

[REDACTED]

ARTICLE III, PARAGRAPH 4 OF THE ORIGINAL AGREEMENT IS CHANGED AS FOLLOWS:

[REDACTED]

ARTICLE VI, PARAGRAPH 4 OF THE ORIGINAL AGREEMENT IS CHANGED AS FOLLOWS:

[REDACTED]

SCHEDULE E OF THE ORIGINAL AGREEMENT IS CHANGED AS FOLLOWS:

The original costs are removed, and the schedule will now read:

"Cost of Death Benefit Reinsurance for Director and Putnam Capital Manager annuities -- As specified by the Variable Annuity Guaranteed Death Benefit Reinsurance agreement, between Hartford Life Insurance Company and Connecticut General Life Insurance Company, effective April 1, 1996, and any subsequent amendments."

In witness of the above, this Amendment is executed in duplicate on the dates indicated below with an Effective Date of January 1, 1997.

HARTFORD LIFE INSURANCE COMPANY          PAINEWEBBER LIFE INSURANCE COMPANY
("Ceding Company")                       ("Reinsurer")
on December 23, 1997                     on December 22, 1997

By:    /s/ [ILLEGIBLE]                   By:    /s/ [ILLEGIBLE]
       --------------------------------         --------------------------------
Title: Assistant Vice President          Title: Senior Vice President

By:    /s/ [ILLEGIBLE]                   By:    /s/ [ILLEGIBLE]
       --------------------------------         --------------------------------
Title: Executive Vice President          Title: Vice President

                                   SCHEDULE A

                         ANNUITIES AND RISKS REINSURED

ANNUITIES AND RISKS REINSURED. The amount of reinsurance under this Agreement will be a percent quota share, shown below, of the Ceding Company's net liability, with respect to the separate account, on those variable annuities and the corresponding state and group variations thereof listed below that are issued by the Ceding Company on or after January 1, 1994 and sold by the PaineWebber Affiliates listed below. This treaty will exclude any annuity contracts issued in the state of New York.

VARIABLE ANNUITY ISSUE DATES                    QUOTA SHARE PERCENTAGE
-----------------------------------------------------------------------------
January 1, 1994 to December 31, 1996      [REDACTED]
January 1, 1997 and later                 [REDACTED]

                                                      COUNTRYWIDE
VARIABLE ANNUITY PLAN                             POLICY FORM NUMBER
-----------------------------------------------------------------------------
Putnam Capital Manager                    HL-VA94, HL-12424
Director                                  HL-VA94, HL-12424

PAINEWEBBER AFFILIATES                               TAX ID NUMBER
-----------------------------------------------------------------------------
PWJC Agency, Inc.                         51-0120742
PWJC Sales Agency                         13-2769203
PWJC Insurance Agency Massachusetts       04-2535723
PWJC Insurance Sales Arizona              13-3103027
PWJC Agency Illinois                      13-3117185
PWJC Insurance Agency Oklahoma            73-1065402
PWJC Insurance Sales Wyoming              63-0242350
PWJC Insurance Sales Montana, Inc.        81-0368992
PW Insurance Agency of Ohio               13-3432079
PW Insurance Agency Arkansas              13-3432081
PWJC Insurance Agency Texas               74-1976248
Rotan Mosle Insurance Agency, Inc         74-181-3848

"Net liability," as used in this Agreement, means the Ceding Company's liability on the annuities reinsured hereunder, less amounts recoverable from other reinsurance.

THIS AGREEMENT is made this 29th day of July, 1997 between Hartford Life Insurance Company, a life insurance company organized under the laws of the State of Connecticut ("Hartford") and PaineWebber Incorporated, a corporation organized under the laws of the State of Delaware ("PaineWebber").

WHEREAS, Hartford and PaineWebber have operated for several years pursuant to a Selling Agreement which sets forth the terms and conditions controlling PaineWebber's marketing and sales distribution of variable insurance products offered and underwritten by Hartford; and

WHEREAS, Hartford and PaineWebber each desires to continue such marketing and distribution efforts but under enhanced sales concession terms;

NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

1.  Nonrevocation of Prior Agreements

This Agreement is in addition to (and does not replace) the existing Selling Agreement. This Agreement controls in the event of a conflict with any earlier agreement. In addition, any changes to any other agreement(s) between the parties shall not affect this Agreement unless this Agreement is specifically referenced in writing in the document.

2.  Sales Concessions[fronted commission sales]

The Selling Agreement product commission schedules, for all contracts under which commissions are paid solely on a percentage of premium basis, are augmented and supplemented as follows:

[REDACTED]

3.  [REDACTED]

4.  Confidentiality

All parties agree to keep confidential the specific terms and details of this Agreement except for required disclosure to regulatory authorities or by subpoena or court order.

5.  Termination

       a) All business written prior to termination of this Supplemental Agreement for which PaineWebber remains broker of record is vested ("Vested Business") for purposes of payments due under this Supplemental Agreement. As such, payments shall continue to be made on all Vested Business after termination of this Supplemental Agreement in accordance with the terms of same. Any new business written subsequent to the termination of the Supplemental Agreement shall not be the subject of any payments under this Supplemental Agreement and commissions and other payments for post termination new business will be governed by the sales agreement(s) then in effect between the parties.

       b) This Agreement remains valid and enforceable only for so long as the Selling Agreement between PaineWebber and Hartford remains in place.

6.  Notice of Termination

This agreement may be terminated without cause by either party by giving written notice of termination to the other party via certified mail return receipt requested at the following address:

If to PaineWebber:

PaineWebber Incorporated                       If to Hartford
1200 Harbor Boulevard -- 4th Floor             Hartford Life Insurance
Weehawken, NJ 07087                            Company
Attn: Product Manager -- Insurance             200 Hopmeadow Street
with copy to:                                  Simsbury, CT 06089
PaineWebber Incorporated                       Attn: Lynda Godkin
1200 Harbor Boulevard -- 10th Floor            General Counsel
Weehawken, NJ 07087
Attn: Legal Dept. -- Retail Product Group

7.  Jurisdiction

This Agreement shall be governed by the laws of the State of Connecticut.

8.  Arbitration

Any claims, disputes or controversies arising out of this Agreement shall be settled exclusively by arbitration under the rules of the National Association of Securities Dealers Regulation, Inc. ("NASDR"). The decision of the NASDR arbitrators shall be final and judgement upon the decision may be entered in any court of competent jurisdiction in the State of Connecticut.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Supplemental Agreement as of the date and year first above written.

PAINEWEBBER INCORPORATED COMPANY         HARTFORD LIFE INSURANCE

by  /s/ Robert Bethoney                  by  /s/ Peter W. Cummins
    -----------------------------------      -----------------------------------
    Robert Bethoney                          Peter W. Cummins
    Senior Vice President                    Senior Vice President

                                    APPENDIX

The persistency used in part (b) of the persistency bonus calculation is determined by the following formula:

[REDACTED]

When determining the persistency for the first contract year after the initial surrender charge period expires, these components are:

[REDACTED]

When determining the persistency for years following the first contract year after the initial surrender charge period expires, these components are:

[REDACTED]

                                  AMENDMENT 2

The following provisions are effective as of 5/1/99 and amend the Reinsurance Agreement between Hartford Life Insurance Company (hereinafter referred to as the "Ceding Company") and PaineWebber Life Insurance Company (hereinafter referred to as the "Reinsurer") effective on January 1, 1994 (hereinafter referred to as the "Original Agreement"), and amended on December 23, 1997 (hereinafter referred to as the "Amendment 1").

SCHEDULE A IN AMENDMENT 1 IS REPLACED. This change is described in the attachment to this Amendment. With respect to JC Bradford, Inc., this firm, a regional broker dealer, was acquired by PaineWebber, Inc. August 14, 2000. Any prior business of JC Bradford with the Ceding Company is not subject to this Reinsurance Agreement.

ARTICLE III, PARAGRAPH 3 OF THE ORIGINAL AGREEMENT IS CHANGED AS FOLLOWS:

[REDACTED]

ARTICLE III, PARAGRAPH 4 OF THE ORIGINAL AGREEMENT IS CHANGED AS FOLLOWS:

[REDACTED]

[REDACTED]

ARTICLE VI, PARAGRAPH 4 OF THE ORIGINAL AGREEMENT IS CHANGED AS FOLLOWS:

Paragraph 4 will read:

"For any annuities which were sold before January 1, 1997 and are reinsured hereunder, in any Accounting Period in which Excess Lapses occur, the Ceding Company will pay the Reinsurer an adjustment equal to (i) times (ii) times (iii) where:

(i)  equals the Excess Lapse Rate for each policy duration

(ii) equals the Average Account Value for each policy duration

(iii) equals the Excess Lapse Adjustment Factor for each policy duration

No payments will be made under this paragraph for annuities which were sold on or after January 1, 1997."

SCHEDULE E OF THE ORIGINAL AGREEMENT IS CHANGED AS FOLLOWS:

The original costs are removed, and the schedule will now read:

"Cost of Death Benefit Reinsurance for Director 6, Director 7, Leaders 1, Putnam Hartford Capital Manager 5, and Putnam Hartford Capital Manager 6 annuities are as specified by the following Variable Annuity Guaranteed Death Benefit Reinsurance agreements:

(a) Between Hartford Life Insurance Company and Connecticut General Life Insurance Company, effective April 1, 1996, and any subsequent amendments

(b) Between Hartford Life Insurance Company and AXA Re Life Insurance Company, effective April 1, 1999, and any subsequent amendments

(c) Between Hartford Life Insurance Company and Annuity & Life Re, effective April 1, 1999, and any subsequent amendments

(d) Between Hartford Life Insurance Company and CNA Life Re, effective April 1, 1999, and any subsequent amendments

In witness of the above, this Amendment is executed in duplicate on the dates indicated below.

HARTFORD LIFE INSURANCE COMPANY          PAINEWEBBER LIFE INSURANCE COMPANY
("Ceding Company")                       ("Reinsurer")

on May 22, 2001                          on May 16, 2001

By:    /s/ [ILLEGIBLE]                   By:    /s/ [ILLEGIBLE]
       --------------------------------         --------------------------------
Title: Vice President & Director         Title: Senior Vice President

By:    /s/ [ILLEGIBLE]                   By:    /s/ [ILLEGIBLE]
       --------------------------------         --------------------------------
Title: Executive Vice President          Title: President

                                   SCHEDULE A

                         ANNUITIES AND RISKS REINSURED

Annuities and Risks Reinsured. The amount of reinsurance under this Agreement will be a percent quota share, shown below, of the Ceding Company's net liability, with respect to the separate account, on those variable annuities and the corresponding state and group variations thereof listed below that are issued by the Ceding Company on or after January 1, 1994 and sold by the PaineWebber Affiliates listed below. This treaty will exclude any annuity contracts issued in the state of New York.

VARIABLE ANNUITY ISSUE DATES                            QUOTA SHARE PERCENTAGE
----------------------------------------------------------------------------------
January 1, 1994 to December 31, 1996                [REDACTED]
January 1, 1997 and later                           [REDACTED]
September 1, 2000 and later (former JC Bradford)    [REDACTED]

                                                             COUNTRYWIDE
VARIABLE ANNUITY PLAN                                     POLICY FORM NUMBER
----------------------------------------------------------------------------------
Putnam Capital Manager 5                            HL-VA94, HL-12424
Director 6                                          HL-VA94, HL-12424
Putnam Capital Manager 6                            HL-VA99
Director 7                                          HL-VA99
Leaders 1                                           HL-VA99

PAINEWEBBER AFFILIATES                                      TAX ID NUMBER
----------------------------------------------------------------------------------
PWJC Insurance Sales , Inc.                         51-0120742
PWJC Sales Agency                                   13-2769203
PWJC Insurance Agency Massachusetts                 04-2535723
PWJC Insurance Sales Arizona                        13-3101832
PWJC Agency Illinois                                13-3117185
PWJC Insurance Agency Oklahoma                      73-1065402
PWJC Insurance Sales Wyoming                        83-0242350
PWJC Insurance Sales Montana, Inc.                  81-0368992
PW Insurance Agency of Ohio                         13-3432079
PW Insurance Agency Arkansas                        13-3432081
PWJC Insurance Agency Texas                         74-1976248
PW Insurance Agency of Puerto Rico                  13-2795239
PW Insurance Agency (Idaho) Incorporated            22-3690084
JC Bradford Insurance Agency of Alabama, Inc.       63-1168588

"Net liability," as used in this Agreement, means the Ceding Company's liability on the annuities reinsured hereunder, less amounts recoverable from other reinsurance.